                    SCHEDULE 14A INFORMATION

   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   NEWSOUTH BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

          [NEWSOUTH BANCORP, INC. LETTERHEAD]



                   January 12, 1998





Dear Stockholder:

     We invite you to attend the first Annual Meeting of Stockholders (the "Annual Meeting") of NewSouth Bancorp, Inc. (the "Company") to be held at the main office of NewSouth Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, February 12, 1998, at 10:00 a.m., eastern time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of NewSouth Bank, the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                   Sincerely,

                                   /s/ Thomas A. Vann


                                   Thomas A. Vann
                                   President

________________________________________________________________
                 NEWSOUTH BANCORP, INC.
                 1311 CAROLINA AVENUE
           WASHINGTON, NORTH CAROLINA 27889
________________________________________________________________


________________________________________________________________
       NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
            TO BE HELD ON FEBRUARY 12, 1998
________________________________________________________________

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of NewSouth Bancorp, Inc. (the "Company") will be held at the main office of NewSouth Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, February 12, 1998, at 10:00 a.m., eastern time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

          1.   The election of two directors of the Company; and

          2. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on January 2, 1998, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                           BY ORDER OF THE BOARD OF DIRECTORS

                           /s/ William L. Wall

                           William L. Wall
                           Secretary

Washington, North Carolina
January 12, 1998


     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

________________________________________________________________
                    PROXY STATEMENT
                          OF
                NEWSOUTH BANCORP, INC.
                 1311 CAROLINA AVENUE
           WASHINGTON, NORTH CAROLINA 27889
________________________________________________________________
            ANNUAL MEETING OF STOCKHOLDERS
                   FEBRUARY 12, 1998
________________________________________________________________

________________________________________________________________
                        GENERAL
________________________________________________________________

     This Proxy Statement is furnished to stockholders of NewSouth Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the main office of NewSouth Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, February 12, 1998, at 10:00 a.m., eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about January 12, 1998.

________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to William L. Wall, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

________________________________________________________________
       VOTING SECURITIES AND SECURITY OWNERSHIP
________________________________________________________________

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on January 2, 1998 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 2,909,500 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the executive officer of the Company named in the Summary Compensation Table, set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," and all of the Company's directors and executive officers as a group.


                                          SHARES OF
                                        COMMON STOCK
                                        BENEFICIALLY
Person Owning                             OWNED AT         PERCENT OF
Greater than 5%                         RECORD DATE(1)      CLASS (2)
---------------                         --------------     ----------

NewSouth Bancorp, Inc.                    232,760 (3)        8.0%
Employee Stock Ownership Plan
  Trust ("ESOP")
1311 Carolina Avenue
Washington, North Carolina  27889

Directors:
  Edmund T. Buckman, Jr.                   40,000 (4)        1.37
  Linley H. Gibbs, Jr.                     20,000 (5)         *
  Fred N. Holscher                         13,763 (6)         *
  Frederick H. Howdy                       40,000 (7)        1.37
  Charles E. Parker, Jr.                   20,000             *
  Marshall T. Singleton                    30,000 (8)        1.03
  Thomas A. Vann                           42,441 (9)        1.46

All directors and executive               236,097            8.11
  officers of the Company
  as a group (14 persons)

__________
(1) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock. The listed amounts do not include shares with respect to which Directors Gibbs, Holscher, and Howdy have voting power by virtue of their positions as trustees of the trusts holding 232,760 shares under the ESOP and 116,380 shares under the Company's proposed Management Recognition Plan ("MRP"). Shares held by the ESOP trust and allocated to the accounts of participants are voted in accordance with the participants' instructions, and unallocated shares are voted in the same ratio as ESOP participants direct the voting of allocated shares or, in the absence of such direction, in the ESOP trustees' best judgment. The shares held by the MRP trust are voted in the same proportion as the ESOP trustees vote the shares held in the ESOP trust.
(2) Based on a total of 2,909,500 shares of Common Stock outstanding at the Record Date.
(3) These shares are currently held in a suspense account for future allocation and distribution among participants as the loan used to purchase the shares is repaid. The ESOP trustees vote all allocated shares in accordance with the instructions of the participating employees. Unallocated shares and allocated shares for which no instructions have been received are voted by the trustees in the same ratio as participants direct the voting of allocated shares or, in the absence of such direction, as directed by the Company's Board of Directors. At the Record Date, 24,828 shares had been allocated.
(4) Includes 20,000 shares owned by Mr. Buckman's spouse.
(5) Includes 1,400 shares owned by Mr. Gibbs' spouse.
(6) Includes 1,350 shares owned by Mr. Holscher's spouse, 200 shares owned by his son and 100 shares owned by his daughter.
(7) Includes 20,000 shares owned by Dr. Howdy's spouse.
(8) Includes 10,000 shares owned by B.E. Singleton & Sons, Inc., a corporation co-owned by Mr. Singleton, and 1,484 shares owned by his spouse.
(9) Includes 20,000 shares owned by Mr. Vann's spouse, 1,000 shares owned by his son and 1,441 shares allocated to Mr. Vann's account under the ESOP.
*   Less than 1% of outstanding Common Stock.


________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

GENERAL

    The Company's Board of Directors consists of seven members. The Company's Certificate of Incorporation requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for a term expiring at the 2001 Annual Meeting. The Board of Directors has nominated Linley H. Gibbs, Jr. and Thomas A. Vann to serve as directors for a three-year period. Both nominees are currently members of the Board.
Under Delaware law and the Company's Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

    It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If either nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why either nominee might be unavailable to serve.

    The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors in 1996 in connection with the incorporation and organization of the Company. Each director of the Company also is a member of the Board of Directors of the Bank.

                                       YEAR FIRST
                        AGE AT         ELECTED AS       CURRENT
                     SEPTEMBER 30,     DIRECTOR OF        TERM
NAME                     1997           THE BANK       TO EXPIRE
----                 -------------     -----------     ---------
      BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

Linley H. Gibbs, Jr.      66             1985           1998
Thomas A. Vann            48             1979           1998

            DIRECTORS CONTINUING IN OFFICE

Charles E. Parker, Jr.    61             1971           1999
Marshall T. Singleton     58             1990           1999
Edmund T. Buckman, Jr.    71             1975           2000
Fred N. Holscher          49             1985           2000
Frederick H. Howdy        65             1975           2000

    Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

    LINLEY H. GIBBS, JR. has been retired since 1992. Prior to his retirement, Mr. Gibbs served as a general manager with Hamilton Beach, an appliance manufacturing company in Washington, North Carolina.

    THOMAS A. VANN serves as President of the Company and the
Bank.  He joined the Bank in 1972 as Assistant Manager.  Mr.
Vann was promoted to a number of positions prior to becoming
President of the Bank in 1977.
                             3

    CHARLES E. PARKER, JR. is a Vice President of the Robinson
Insurance Agency in New Bern.  He joined the agency in 1989.

    MARSHALL T. SINGLETON has been a co-owner of B.E. Singleton
& Sons, a highway construction firm, since 1960.

    EDMUND T. BUCKMAN, JR. has been retired since 1994. Prior to his retirement, Mr. Buckman was the owner of Buckman Auto
Supply in Washington, North Carolina.

    FRED N. HOLSCHER is a partner with the Washington, North
Carolina law firm of Rodman, Holscher, Francisco & Peck, P.A.
and has been with the firm since 1973.

    FREDERICK H. HOWDY is President of Drs. Freshwater and Howdy
P.A., a dental health care corporation of North Carolina. Prior to that, he was a dentist in Washington, North Carolina for 36 years.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    The following sets forth information with respect to executive officers who do not serve on the Board of Directors.

                       AGE AT
                    SEPTEMBER 30,
NAME                    1997                TITLE (1)
----                -------------           ---------
William L. Wall          51             Executive Vice President, Chief
                                        Financial Officer and Secretary
                                        of the Company and the Bank

John B. Burgess, Sr.     61             Executive Vice President -- Commercial
                                        Lending and Credit Administration

Jack L. Ashley           52             Vice President -- Branch
                                        Administration and Operations

William R. Outland       60             Vice President -- Consumer Lending

Walter P. House          52             Vice President -- Mortgage Operations

Sherry L. Correll        42             Vice President -- Savings and
                                        Deposit Administration

Mary R. Boyd             47             Vice President -- Loan Servicing

Kristie W. Hawkins       32             Treasurer and Controller of the
                                        Company and the Bank

_______________
(1)  All positions are with the Bank unless indicated otherwise.

    WILLIAM L. WALL joined the Bank in 1993 and currently serves as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Prior to joining the Bank, Mr. Wall served as Senior Vice President, Treasurer and Chief Financial Officer of Pioneer Savings Bank in Rocky Mount, North Carolina.

    JOHN B. BURGESS, SR. joined the Bank in October 1992 and currently serves as Executive Vice President of Commercial Lending and Credit Administration. Prior to joining the Bank, Mr. Burgess served as Executive Vice President of Unity Bank in Rocky Mount, North Carolina.

    JACK L. ASHLEY joined the Bank in 1997 and currently serves as Vice President of Branch Administration and Operations. Prior to joining the Bank, from June 1995 to August 1997, Mr. Ashley served as Senior Vice President and Region Executive of United Carolina Bank in Greenville, North Carolina. Prior to that, Mr. Ashley was employed for 17 years with Southern National Bank in various capacities, most recently as Senior Vice President.

    WILLIAM R. OUTLAND has served as the Bank's Vice President of Consumer Lending since he joined the Bank in 1983.

    WALTER P. HOUSE joined the Bank in 1990 and currently serves as Vice President of Mortgage Operations.

    SHERRY L. CORRELL is currently the Vice President of Savings and Deposit Administration. She joined the Bank in 1985.

    MARY R. BOYD has been with the Bank since 1983 and currently serves as a Vice President - Loan Servicing.

    KRISTIE W. HAWKINS joined the Bank in 1982. Prior to being promoted to her current position of Controller and Treasurer, she served as the Bank's Assistant Treasurer and Secretary as well as accounting department supervisor.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Boards of Directors of the Company and the Bank meet monthly and may have additional special meetings. During the year ended September 30, 1997, the Board of Directors of the Company met nine times and the Board of Directors of the Bank met 13 times. No director attended fewer than 75% in the aggregate of the total number of Company or Bank Board of Directors meetings held during the year ended September 30, 1997 and the total number of meetings held by committees on which he served during such fiscal year. The Company's Board of Directors has standing Audit and Executive Committees.

    The Board of Directors' Audit Committee consists of Directors Buckman, Singleton and Parker, who serves as Chairperson. The function of the Audit Committee is to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company, to review the internal audit function and internal accounting controls, and to review and approve audit policies. The Audit Committee met once during the year ended September 30, 1997.

    The Board of Directors' Executive Committee consists of Directors Gibbs, Holscher, Vann and Howdy, who serves as Chairperson. The Executive Committee, among other things, evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Executive Committee reports its evaluations and findings to the full Board of Directors and all compensation decisions are ratified by the full Board of Directors. Directors who also are officers abstain from discussion and voting on matters affecting their compensation. The Executive Committee is empowered to exercise all of the authority of the Board when the Board is not in session. The Executive Committee met six times during the year ended September 30, 1997.

    The Company's full Board of Directors acts as a nominating committee. The Board of Directors met once during the year ended September 30, 1997 for the purpose of considering potential nominees to the Board of Directors. In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. The Company's Articles of Incorporation set forth procedures that must be followed by stockholders seeking to make nominations for director. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to the date of any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Overview and Philosophy

    The Company's executive compensation policies are established by the Executive Committee of the Board of Directors (the "Committee") composed of three outside directors and the Company's President, Thomas Vann. Mr. Vann does not participate in deliberations regarding his compensation. The Committee is responsible for developing the Company's executive compensation policies. The Company's President, under the direction of the Committee, implements the Company's executive compensation policies. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

    . To link executive compensation rewards to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Company's financial condition.

    .    To provide incentives for executive
         officers to work towards achieving
         successful annual results as a step in
         achieving the Company's long-term
         operating results and strategic
         objectives.

    .    To correlate, as closely as possible,
         executive officers' receipt of
         compensation with the attainment of
         specified performance objectives.

    .    To maintain a competitive mix of total
         executive compensation, with particular
         emphasis on awards related to increases in long-term shareholder value.

    .    To attract and retain top performing
         executive officers for the long-term
         success of the Company.

    In furtherance of these objectives, the Committee has determined that there should be two specific components of executive compensation: base salary and a cash bonus.

    Base Salary. The Committee makes recommendations to the Board concerning executive compensation on the basis of surveys of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. In addition, the Company maintains a salary administration program, pursuant to which it assembles a list of executive positions, with job descriptions and salary ranges, which the Committee uses in setting executive salaries. In setting executive salaries, the Committee also takes into consideration the relative complexity of the Bank's operations, compared to those of other similarly sized banks, attributable
to the large volume of loans serviced for others.   The
Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

    Bonus. The Bank pays a discretionary bonus on an annual basis based on satisfaction of a combination of individual and
Bank performance objectives.   Whether bonuses are paid each
year and the amount of such bonuses are determined by the Committee, subject to ratification by the Board of Directors, at year end based on the Bank's ability to achieve performance goals established by the Board in each year's Business Plan. Discretionary bonuses for achieving specific performance goals during the year are paid during the next fiscal year.

    In addition, the Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, the Committee intends to recommend that the Board of Directors adopt a stock option plan and a management recognition plan, which plans would be subject to stockholder approval at a meeting currently expected to be held in April 1998.

    It is anticipated that the Board of Directors will adopt a stock option plan pursuant to which officers and directors would be granted options to acquire Common Stock and that the Company will reserve for issuance pursuant to an option plan a number of shares equal to 10% of the outstanding Common Stock. The Committee believes that an option plan can serve as a means of providing key employees with the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders.

    In addition, it is anticipated that the Board of Directors will adopt a management recognition plan pursuant to which officers and directors would be granted awards of restricted Common Stock, subject to vesting and forfeiture as determined by the Committee, and that the Company will reserve for issuance pursuant to a management recognition plan a number of shares equal to 4% of the outstanding Common Stock. The purpose of a management recognition plan is to reward and retain personnel of experience and ability in key positions of responsibility by providing such employees with a proprietary interest in the Company as compensation for their past contributions to the Company and the Bank and as an incentive to make further contributions in the future.

Compensation of the President

    Mr. Vann's base salary is established in accordance with the terms of the employment agreement entered into between the Company and Mr. Vann. See " -- Executive Compensation -- Employment Agreements." The Committee determines the President's compensation on the basis of several factors. In determining Mr. Vann's base salary, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated banks and non-diversified banks and other financial institutions of similar asset size. The Committee believes that Mr. Vann's base salary is generally competitive with the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable and taking into account the Bank's superior performance and complex operations relative to comparable institutions.

    Mr. Vann received bonus compensation for fiscal year 1997 pursuant to the same basic factors as described above under " -- Bonus." In establishing Mr. Vann's bonus, the Committee considered the Company's overall performance, record of increase in shareholder value and success in meeting strategic objectives and his personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for fiscal 1997 in relation to the established Business Plan and achieving certain annual performance goals, including but not limited to return on assets and return on equity, satisfactory results of regulatory examinations and independent audits, and successfully completing the conversion of the Bank from the mutual to the stock form of ownership and from a savings bank to a commercial bank.

    The Committee believes that the Company's executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                      Members of the Executive Committee

                      Frederick H. Howdy (Chairman)
                      Linley H. Gibbs, Jr.
                      Fred N. Holscher
                      Thomas A. Vann

COMPARATIVE STOCK PERFORMANCE GRAPH

    The graph and table which follow show the cumulative total return on the Common Stock for the period from April 8, 1997 (the day trading began in the Common Stock following completion of the Company's initial public offering) through the fiscal year ended September 30, 1997 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq market and (2) the total cumulative return of banking companies traded on the Nasdaq market. The comparison assumes $100 was invested on April 8, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

          CUMULATIVE TOTAL STOCKHOLDER RETURN
     COMPARED WITH PERFORMANCE OF SELECTED INDEXES
       April 8, 1997 through September 30, 1997



                              04/08/97     09/30/97
                              --------     --------
          COMPANY               $100        $154.8
          NASDAQ                 100         134.4
          NASDAQ BANKS           100         136.0

    [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the Nasdaq market and banking companies traded on the Nasdaq market. Line graph begins at April 8, 1997 and plots the cumulative total return at September 30, 1997. Plot points are provided above.]


EXECUTIVE COMPENSATION

    Summary Compensation Table. The following table sets forth the cash and noncash compensation for the fiscal years ended September 30, 1997 and 1996 awarded to or earned by the President. No other executive officer of the Company earned salary and bonus in fiscal 1997 exceeding $100,000 for services rendered in all capacities to the Company and the Bank.

                                     Annual Compensation
                              -------------------------------
Name and             Fiscal                      Other Annual     All Other
Principal Position    Year   Salary    Bonus   Compensation(1)   Compensation
------------------   ------  ------    -----   ---------------   ------------
Thomas A. Vann       1997    $156,750  $50,000    $  --           $104,927 (2)
   President         1996     135,000   55,000       --             60,025

_____________
(1) Executive officers of the Company and the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 1997 did not exceed 10% of the executive officer's salary and bonus.
(2) For the year ended September 30, 1997, consists of $4,711 in matching contributions under the Bank's 401(k) Plan, $7,706 in Board of Directors and Committee fees, $44,860 representing the value as of September 30, 1997 of shares of Common Stock allocated to Mr. Vann's account under the ESOP, $26,900 accrued under a Supplemental Income Plan Agreement, $11,500 accrued under a Directors Deferred Compensation Plan Agreement, $3,250 accrued under a Directors Deferred Retirement Plan Agreement and $6,000 accrued pursuant to the Bank's Pension Plan.

  Pension Plan. The Bank sponsors a defined benefit plan (the "Pension Plan") in which employees who have one year of service and have reached age 21 are eligible to participate. Participating employees become 100% vested in their right to benefits upon completing five years of service, except that participants become 100% vested upon attaining age 65, regardless of years of service. If vested, a participant in the Pension Plan will receive, after completion of 30 or more years of service, an annual normal retirement benefit at age 65 equal to the sum of (a) 37.5% of the participant's average salary over his highest five years of compensation up to the "covered compensation level" (as defined in the Pension Plan), plus (b) 52.5% of the participant's average salary of his highest five years of compensation over the covered compensation level. Upon termination of employment at or after age 65 before completion of 30 years of service, the retirement benefit will be multiplied by the ratio the employee's actual years of service bear to 30 years. On an actuarially reduced basis, the Pension Plan also provides for both early retirement benefits, beginning at age 55, and death benefits. The Bank makes all contributions to the Pension Plan. At September 30, 1997, Mr. Vann had approximately 25 years of credited service under the Pension Plan.

  The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits and retirement at September 30, 1997. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled. The Pension Plan is not subject to offset for Social Security benefits.


                                         Years of Service
Average Final       -------------------------------------------------
Compensation (1)      15        20        25        30          35
----------------    ------    ------    ------     -----       -----
  125,000          $30,500   $ 40,600   $ 50,800   $ 61,000   $ 61,000
  150,000           37,000     49,400     61,700     74,100     74,100
  175,000           43,600     58,100     72,700     87,200     87,200
  200,000           50,200     66,900     83,600    100,300    100,300
  225,000           56,700     75,600     94,500    113,500    113,500
  250,000           63,300     84,400    105,500    126,600    126,600
  300,000           76,400    101,900    127,400    152,800    152,800

__________
(1) The compensation covered by the Pension Plan consists of salary and bonus and the portion of all other compensation represented by Board of Directors and Committee fees listed on the Summary Compensation Table.


     Employment Agreements. The Company and the Bank have entered into employment agreements (the "Employment Agreements") pursuant to which Thomas A. Vann (the "Employee") serves as President of the Bank and President of the Company. In such capacities, the Employee is responsible for overseeing all operations of the Bank and the Company and for implementing the policies adopted by the Boards of Directors.

     The Employment Agreements became effective on April 7, 1997 and provide for a term of three years. On each anniversary date of the commencement of the Employment Agreements, the term of the Employee's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide the Employee with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The Employment Agreements terminate upon the Employee's death, may terminate upon the Employee's disability and is terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates the Employee without just cause, the Employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreements plus an additional 12 month's salary and, at the Employee's election, either continued participation in benefits plans in which the Employee would have been eligible to participate through the Employment Agreements' expiration date or the cash equivalent thereof. If the Employment Agreements are terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of his salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, his estate will be entitled to receive his salary through the last day of the calendar month in which the Employee's death occurred. The Employee is able to voluntarily terminate his Employment Agreements by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     In the event of (i) the Employee's involuntary termination of employment other than for "just cause" during the period beginning six months before a change in control and ending on the later of the second anniversary of the change in control or the expiration date of the Employment Agreements (the "Protected Period"), (ii) the Employee's voluntary termination within 90 days of the occurrence of certain specified events occurring during the Protected Period which have not been consented to by the Employee, or (iii) the Employee's voluntary termination of employment for any reason within the 30-day period beginning on the date of the change in control, the Employee will be paid within 10 days of such termination (or the date of the change in control, whichever is later) an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement with the Bank provides that within 10 business days following a change in control, the Bank shall fund a trust in the amount of
2.99 times the Employee's base amount, that will be used to pay the Employee amounts owed to him. The aggregate payment that would be made to Mr. Vann assuming his termination of employment under the foregoing circumstances at September 30, 1997 would have been approximately $502,320. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the Employment Agreement, he will be reimbursed for his legal and other expenses.

DIRECTOR COMPENSATION

     Each member of the Bank's Board of Directors receives a fee of $1,150 for each regular and special Board meeting attended and $75 for each Board committee meeting attended. No fees are paid for attendance at meetings of the Company's Board. Directors also participate in certain benefit plans of the Company and the Bank, as described below.

     The Bank has entered into a Supplemental Income Agreement (as amended, the "SIA") with Thomas A. Vann. Pursuant to the terms of the SIA, Mr. Vann may elect to defer a portion of his cash compensation on a monthly basis. Upon the earlier of Mr. Vann's (i) attainment of age 65 ("SIA Retirement Age") and (ii) the date of Mr. Vann's retirement before the SIA Retirement Age but after attaining age 55 and completing at least 29 years of service with the Bank ("SIA Early Retirement Date"), the Bank shall pay Mr. Vann (in lieu of cash compensation otherwise receivable) an amount equal to $19,250 ("SIA Retirement Amount") annually for a period of 15 years. This amount shall be increased by 5% for every full year of service after July 1, 1990, provided that there will be no increases in benefits (i) after Mr. Vann reaches age 65 and (ii) for more than 10 years of additional service.

     In the event of Mr. Vann's death after becoming entitled to receive the SIA Retirement Amount but before any payments have been made, his beneficiary shall receive all remaining payments. In the event of Mr. Vann's death prior to attaining age 65, the Bank will pay his beneficiary $19,250 annually for 15 years. In the event of Mr. Vann's termination of employment by reason other than death, retirement upon attaining age 65, or upon the occurrence of the SIA Early Retirement Date, Mr. Vann (or his beneficiary) shall be entitled to receive, on the earlier of his attainment of age 65 and his death, a percentage of the SIA Retirement Amount. This percentage will be based on Mr. Vann's full years of service up to the date of his termination, beginning with 0% for less than 20 years of service, and increased in 5% increments (from 50% to 100%) for every year of service thereafter, starting with 50% at 20 years of service up to 100% for 29 years of service. In the event that Mr. Vann's employment terminates for any reason other than his death, or retirement on the SIA Early Retirement Date prior to the time he is first entitled to receive payments under the SIA, Mr. Vann shall be entitled to receive such percentages of his SIA Retirement Amount, as discussed above, when he reaches age 55 or on upon his death, whichever is earlier. In the event that a termination of protected employment occurs (i) on or before the SIA Retirement Date or SIA Early Retirement Date and (ii) following a "change in control" (as defined below), then Mr. Vann shall be deemed to have retired as of the SIA Early Retirement Date, except that the SIA Early Retirement Date shall be deemed to be the date of the change in control.

     The Bank has entered into a Supplemental Income Plan Agreement (as amended, the "SIPA") with Thomas A. Vann. Pursuant to the terms of SIPA, if Mr. Vann retires from employment with the Bank either at or after the age of 65 (the "Retirement Date") or at or after age 55 with at least 10 years of service with the Bank after January 1, 1994 (the "Early Retirement Date"), the Bank shall pay, in equal monthly installments, a minimum sum of $40,000 ("SIPA Retirement Amount") per annum for a period of 15 years. This amount shall increase by 5% for each full year of service completed by Mr. Vann after January 1, 1994.

     In the event of Mr. Vann's death after becoming entitled to receive payments but before all payments have been made, the Bank will make the remaining payments to his designated beneficiary. In the event of Mr. Vann's death before the Retirement Date or Early Retirement Date, the Bank shall make payments in the same manner as if he had retired. In the event that Mr. Vann terminates his service for reasons other than (i) his retirement on the Early Retirement Date, (ii) a change in control, (iii) "termination of protected employment" (as defined below), or (iv) his death, and the termination occurs before he is entitled to receive payments, Mr. Vann shall be entitled to receive a percentage of his SIPA Retirement Amount upon his attainment of age 55 or prior death. This percentage will be based on Mr. Vann's full years of service after January 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after January 1994, starting with 10% at one year of service up to 100% for 10 years of service. Payments shall be made in equal monthly installments. In the event that, prior to the Retirement Date or Early Retirement Date, a "termination of protected employment" occurs following a change in control, Mr. Vann shall be
deemed to have retired as of his Early Retirement Date, and the Early Retirement Date shall be considered the date of the change in control.

     The Bank has entered into a Directors' Deferred Compensation Plan Agreement (as amended, the "Agreement") with each of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann (the "Directors"). Pursuant to the terms of the Agreements, the Directors have agreed to defer the receipt of their Directors' fees in the amount of $350 per month, beginning on January 1, 1994 and ending on December 31, 1998.
In exchange for the agreement to defer fees, the Directors shall receive certain retirement benefits (described below) upon the later to occur of their 65th birthday and January 1, 1999 (the "Qualifying Date"). Upon the Qualifying Date, the Bank shall pay a Director a certain amount ("Deferred Amount") per month for 120 months. The Deferred Amount for Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann equals $513, $942, $942, $1,533, $1,975, $4,088, and $4,818, respectively.

     In the event of a Director's death after becoming entitled to receive the Deferred Amount but before all of the payments have been made, the Bank shall make the remaining payments to the Director's beneficiary. Similarly, in the event of a Director's death while serving as a Director but before the Qualifying Date, the Bank will pay the Deferred Amount per month for 120 months to the Director's beneficiary. In the event that a Director voluntarily resigns after January 1, 1996 but before the Qualifying Date, then the Director will receive a percentage of the monthly Deferred Amount. This percentage varies among the different Agreements, but is generally determined by a formula based on the Director's full years of service after January 1, 1994. The Deferred Amounts generally vest over a period of five to ten years under the different Agreements. In the event that the Director's service is terminated on or before the Qualifying Date for a reason other than death or voluntary resignation, then he shall be paid the vested monthly Deferred Amount, and the Qualifying Date shall be deemed to be the date of the Director's termination of service.

     The Bank has entered into a Directors' Retirement Plan Agreement, as amended ("Retirement Plan") with Directors Buckman, Howdy, Parker, Singleton, Holscher, Gibbs and Vann. Under the terms of the Retirement Plan, the Bank will pay a director a monthly amount (the "Retirement Plan Amount") for a period of 120 months beginning upon the later to occur of the director's 70th birthday and January 1, 1999 ("Retirement Plan Qualifying Date"). Under the Retirement Plan, Directors Vann, Buckman, Howdy, Parker, Singleton, Holscher and Gibbs each will receive $2,000 per month.

     In the event of a director's death prior to January 1, 1999, the Bank will pay the Retirement Plan Amount on a monthly basis for a period of 120 months to the director's beneficiary. Similarly, in the event of a director's death after becoming entitled to receive the payments under the Retirement Plan but before all payments have been made, the Bank shall pay the remaining amounts to the director's beneficiary. In the event that the director voluntarily resigns prior to January 1, 1999, the director shall be entitled to receive a percentage of the monthly Retirement Plan Amount. This percentage varies among the different Retirement Plan agreements, but is generally determined by a formula based on the director's full years of service after January 1, 1994. The Retirement Plan Amounts generally vest over a period of five to ten years under the different agreements. In the event that on or before the Retirement Plan Qualifying Date the director's service is terminated for any reason within 24 months following a change in control, the Bank will pay the director the monthly Retirement Plan Amount for a period of 120 months.

     The Bank has entered into a deferred compensation agreement entitled Director's Deferred Payment Agreement (as amended, the "Payment Agreement") with Directors Buckman, Howdy, Gibbs, Parker, Holscher and Vann. Under the terms of each Payment Agreement, a director deferred receipt of his director's fees in an amount equivalent to $291.66 per month over a six-year period. In addition, Mr. Vann has agreed to defer receipt of his director's fees in the amount of $220.35 per month from September 1, 1995 until the end of his term as a director. In exchange for the agreement to defer receipt of his director's fees, a director will receive, upon the earlier of the director's 65th birthday or termination of service as a director for any reason on or after attaining age 55, a certain amount ("Payment") per month for a period of 120 months. Directors Buckman, Howdy, Gibbs, Parker, Holscher, and Vann will receive a monthly Payment of $1,054, $1,726, $1,610, $2,748, $3,628, and
$8,256, respectively.

     In the event of a director's death after becoming entitled to receive monthly Payments but before all Payments have been made, the Bank will pay all remaining amounts to the director's beneficiary. Similarly, in the event of the director's death prior to the commencement of his monthly Payments, the Bank will pay a monthly amount for 120 months to the director's beneficiary. In the event that prior to the commencement of the monthly Payments a director's service is terminated for any reason other than death, then the director will be entitled to begin receiving his Payments (beginning on a date to be determined by the Bank, but not later than the first day of the sixth month following the month in which the director's 55th birthday, or if earlier, death, occurs).

     With respect to all of the deferred compensation and retirement arrangements discussed above, the timing of the first payments under the agreements shall be determined by the Bank, provided that such payments shall commence no later than the first day of the sixth month following the month in which the event triggering the distribution occurred. In addition, each arrangement provides that within ten business days after a change in control, the Bank shall fund, or cause to be funded, a trust in an amount equal to the present value of all benefits that may become payable under the respective arrangements, unless the recipient of the benefits has provided a release of any claims under the agreement. With respect to the above plans and agreements, "change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period ("Continuing Directors") cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by at least two-thirds of the Continuing Directors then in office. "Termination of protected employment" generally refers to an employee's termination of employment without just cause, or the employee's voluntary termination of employment for certain events which have not been consented to in advance by the employee, including but not limited to a material reduction in base compensation as in effect on the date of a change in control, the failure of the Bank to maintain existing or substantially similar employee benefit plans, the assignment of duties and responsibilities which are other than those normally associated with the employee's position, a material reduction in the employee's authority and responsibility, and the failure to elect or re-elect the employee to the Board of Directors, if he has served on the Board during the term of the applicable agreement or plan.

     With the exception of the Retirement Plan, the cost of which is funded through payments by the Bank, the cost of all of the director retirement and deferred compensation plans described above is funded through deferral of compensation or Board of Director fees otherwise payable to the beneficiary under the plan or agreement. The deferred amounts are then used to purchase insurance, and dividends on such insurance in turn are utilized to purchase additional insurance, which will provide the funds necessary to meet the Bank's obligations under the plans and agreements when such obligations become due. The Board of Directors periodically reviews its insurance coverage to ensure that the coverage is adequate to reimburse the Bank for its anticipated expenses under the plans and agreements. If the insurance coverage is found to be inadequate as to a covered director, the Board of Directors may require the director to defer additional sums to reimburse the Bank for the purchase of additional insurance or may reduce the retirement benefit.

     Under the director retirement and deferred compensation plans, directors are considered general creditors of the Bank with respect to retirement benefits and will receive such benefits only if the Bank continues to be solvent or, if the Bank is insolvent, only to the extent funds remain following full payment to priority creditors such as depositors and secured creditors.


TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors and executive officers. At September 30, 1997, the Bank's loans to directors and executive officers totaled $1.1 million, or 1.9% of the Company's stockholders' equity at that date. All loans to the Company's and the Bank's directors and executive officers and members of their immediate families and corporations or organizations of which a director or executive officer is an executive officer, partner or 10% owner were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.

________________________________________________________________
   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________

     Coopers & Lybrand L.L.P., which was the Company's independent auditors for the 1997 fiscal year, has been retained by the Board of Directors to be the Company's auditors for the 1998 fiscal year. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The representative will also be available to answer appropriate questions.

________________________________________________________________
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 1997 all Reporting Persons have complied with these reporting requirements.

________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

     The Company's 1997 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

     In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending September 30, 1998, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 1311 Carolina Avenue, Washington, North Carolina 27889 by no later than September 14, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ William L. Wall

                              William L. Wall
                              Secretary
January 12, 1998
Washington, North Carolina
________________________________________________________________
              ANNUAL REPORT ON FORM 10-K
________________________________________________________________
     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, NEWSOUTH BANCORP, INC., 1311 CAROLINA AVENUE, WASHINGTON, NORTH CAROLINA 27889.


                    REVOCABLE PROXY

                NEWSOUTH BANCORP, INC.
              WASHINGTON, NORTH CAROLINA


            ANNUAL MEETING OF STOCKHOLDERS
                   FEBRUARY 12, 1998


     The undersigned hereby appoints Frederick H. Howdy, Edmund
T. Buckman, Jr. and Fred N. Holscher with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of NewSouth Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of NewSouth Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina, on Thursday, February 12, 1998, at 10:00 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                                        VOTE        FOR ALL
                                            FOR        WITHHELD     EXCEPT
                                            ---        --------     -------
1.   The election as directors of both
     nominees listed(except as marked
     to the contrary below).               [   ]        [   ]        [   ]

        Linley H. Gibbs, Jr.
        Thomas A. Vann

     INSTRUCTION:  TO WITHHOLD YOUR VOTE
     FOR ANY INDIVIDUAL NOMINEE, MARK "FOR
     ALL EXCEPT" AND WRITE THAT NOMINEE'S
     NAME IN THE SPACE PROVIDED BELOW.

     ________________________________

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED
PROPOSITION.
________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

    Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

    The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and a Proxy Statement dated January 12, 1998.

Dated: _______________________, 1998


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER

    Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.

    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.